SENDGRID, INC.
1801 CALIFORNIA ST
SUITE 500
DENVER, CO 80202

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on January 29, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on January 29, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E54403-S78662 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

SENDGRID, INC.

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
1. To adopt the Agreement and Plan of Merger and Reorganization, dated October 15, 2018, among Twilio Inc., Topaz Merger Subsidiary, Inc., and SendGrid, Inc., as amended on December 13, 2018 and as such agreement may be further amended from time to time (the "merger agreement").	☐	☐	☐
2. To approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to SendGrid's named executive officers that is based on or otherwise relates to the merger agreement and the transactions contemplated by the merger agreement.	☐	☐	☐
3. To approve adjournments of the SendGrid special meeting, if necessary and appropriate, to solicit additional proxies if there are not sufficient votes to approve the SendGrid merger proposal.	☐	☐	☐

NOTE: THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. E54404-S78662 SENDGRID, INC. Special Meeting of Stockholders Wednesday, January 30, 2019 9:00 A.M. local time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Sameer Dholakia, Yancey Spruill and Michael Tognetti, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SENDGRID, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:00 A.M. local time, on Wednesday, January 30, 2019, at SendGrid’s principal executive office located at 1801 California Street, Suite 500, Denver, Colorado 80202 and any adjournment or postponement thereof. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED THEREON. IF NO SUCH INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1, "FOR" PROPOSAL 2, AND, IF NECESSARY, "FOR" PROPOSAL 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. Continued and to be signed on reverse side